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                                                                    EXHIBIT 99.2


GRANT OF OPTION



Dear                                              Date

ELEMENT 14 UNAPPROVED SHARE OPTION SCHEME ("THE SCHEME")

The Board has decided to grant you an Option to acquire [      ] Shares in the
Common Stock of the Company under the terms of the Scheme Rules, a copy of which is attached for your consideration.

The acquisition price per share payable upon the exercise of the Option will
be [$              ].

The Option shall become exercisable for the Option Shares in instalments over the period to 30th June 2003 providing you remain an Eligible Employee at such dates in the following proportions:-

(i)    as to 12.5% after 31st December 1999; and

(ii) as to the remaining instalments of 12.5% following each six month period thereafter to 30th June 2003.

Your option certificate will be forwarded to you shortly.

Yours sincerely



[signed by Director of Element 14, Inc.]



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ELEMENT 14 UNAPPROVED SHARE OPTION SCHEME


OPTION CERTIFICATE

This is to certify that


 .................................. is the holder of an option to acquire up to a maximum of ................. shares at a price of ......... per share.

This option was granted on [   date    ] under the Rules of the Element 14
Unapproved Share Option Scheme.

The option is exercisable in accordance with the terms of the Scheme Rules (and which require the satisfaction of the Exercise Schedule before such option may be exercised).

It is not transferable, and will lapse upon the occasion of an assignment, charge, disposal or other dealing with the rights conveyed by it in any other circumstances



                       (Usual Element 14 Sealing Clause)





THIS CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE



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   NOTICE OF EXERCISE OF OPTION

   To: The Secretary
   Element 14, Inc.
   645 Newmarket Road
   Cambridge
   CB5 8PB




From: ............................................ (name in block capitals)

      ............................................ (address)

      ............................................

      ............................................



(1)    I give notice to                             that immediately upon your
       receipt of this certificate and the enclosed remittance I am exercising the option, granted in the attached Option Certificate, to acquire
       ............... shares at the acquisition price stated of
       $...............................

(2)    I enclose a cheque drawn in favour of Element 14, Inc. for
       $................... being the amount payable in full for those shares



       Date ................................ Signed .....................